UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2013

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On January 25, 2013, Halcón Resources Corporation (the “Company”) entered into the Second Amendment (the “Amendment”) to Senior Revolving Credit Agreement by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders signatory thereto (the “Credit Facility”). The Amendment amends the Credit Facility with respect to the Company’s ability to enter into certain commodity hedging agreements.

The Amendment provides, among other things, that the Company and its subsidiaries may enter into commodity swap, collar and/or call option agreements with approved counterparties so long as the volumes for such agreements do not exceed 85% of the Company’s internally forecasted production (i) from the Company’s crude oil, natural gas liquids and natural gas, or (ii) in the case of a proposed acquisition of oil and gas properties, from such oil and gas properties that are the subject of such proposed acquisition, in each case for the 24 months following the date such agreement is entered into. Additionally, the Company may enter into commodity swap, collar and/or call option agreements so long as the volumes for such agreements do not exceed 85% (i) of the reasonably anticipated projected production from the Company’s proved reserves (as forecast based upon the most recently delivered reserve report) for the period of 25 to 66 months following the date such agreement is entered into, or (ii) in the case of a proposed acquisition of oil and gas properties, of the reasonably anticipated projected production from proved reserves (as forecast based upon the most recently delivered reserve report) from such oil and gas properties that are the subject of such proposed acquisition for the period of 25 to 48 months following the date such agreement is entered into. The 85% limitations discussed above do not apply to volumes hedged by the Company using puts, floors and/or basis differential swap agreements.

Prior to the Amendment, the volumes for commodity swap, collar and/or call option agreements under the Credit Facility could not exceed 85% of the reasonably anticipated projected production from the Company’s proved reserves (as forecast based upon the most recently delivered reserve report), for each month during the period during which the agreement was in effect for each of crude oil, natural gas liquids and natural gas, for the 66 months following the date such agreement was entered into.

The foregoing description of the Amendment is qualified by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Second Amendment to Senior Revolving Credit Agreement, dated as of January 25, 2013, among Halcón Resources Corporation, as borrower, each of the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

January 30, 2013	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Senior Revolving Credit Agreement, dated as of January 25, 2013, among Halcón Resources Corporation, as borrower, each of the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.